Exhibit 99.1

EyeGate Pharma Announces At The Market Issuance Program

Waltham, Mass., May 24, 2016 — EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) (the “Company”) announced today that it has entered into an At The Market Issuance ("ATM") Sales Agreement, dated May 24, 2016, with H.C. Wainwright & Co., LLC (the “Sales Agent”), under which the Company may, at its discretion and from time to time during the term of the ATM Sales Agreement, sell up to a maximum of 1,319,289 shares of its common stock through ATM issuances on the NASDAQ Capital Market. The Sales Agent will act as sales agent for any sales made under this new ATM program. The shares of common stock will be sold at market prices prevailing at the time of the sale of such shares and, as a result, sale prices may vary.

In connection with the execution of the ATM Sales Agreement with the Sales Agent, the Company has filed with the United States Securities and Exchange Commission (the “SEC”) a prospectus supplement to its shelf registration statement on Form S-3 (333-210557) filed with the SEC on April 1, 2016, which was declared effective by the SEC on May 6, 2016.

The shelf registration statement on Form S-3 and the prospectus supplement for this offering are available on the SEC’s website (www.sec.gov). Alternatively, the Sales Agent will provide copies of these documents upon request by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 4th Floor, New York, NY 10022 or placements@hcwco.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the common shares, nor shall there be any sale of the common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About EyeGate:

EyeGate is a clinical-stage specialty pharmaceutical company that is focused on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye. EGP-437, the Company’s first and only product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate® II Delivery System. In addition, EyeGate is developing, through its wholly-owned Jade subsidiary, products using cross-linked thiolated carboxymethyl hyaluronic acid (“CMHA-S”), a modified form of the natural polymer hyaluronic acid (HA), which possesses unique physical and chemical properties such as viscoelasticity and water retention. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries. EyeGate intends to initiate a clinical study for Jade’s lead product candidate for corneal epithelial defects. For more information, please visit www.EyeGatePharma.com.

Safe Harbor Statement:

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate’s EGP-437 combination product, and those of Jade Therapeutics, Inc., a wholly owned subsidiary of EyeGate, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 30, 2016, EyeGate’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2016 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:
Lee Roth / Joseph Green
The Ruth Group for EyeGate Pharmaceuticals
646-536-7012 / 7013
lroth@theruthgroup.com / jgreen@theruthgroup.com